Exhibit 99.3

UNAUDITED

FINANCIAL STATEMENTS

ENTSORGA WEST VIRGINIA LLC

(A LIMITED LIABILITY COMPANY)

SEPTEMBER 30, 2018

ENTSORGA WEST VIRGINIA LLC

(A LIMITED LIABILITY COMPANY)

CONTENTS

Page
Financial Statements:

Balance Sheets	1

Statements of Operations and Members’ Equity	2

Statements of Cash Flows	3

Notes to the Financial Statements	4 - 8

ENTSORGA WEST VIRGINIA LLC

(A LIMITED LIABILITY COMPANY)

BALANCE SHEETS

	(Unaudited) September 30,	December 31,
	2018	2017
ASSETS

Current assets:
Cash and cash equivalents	$255,651	$4,518,628
Restricted cash	3,003,586	9,251,120
Total current assets	3,259,237	13,769,748
Construction in process	28,335,067	16,442,279
Total assets	$31,594,304	$30,212,027
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:

Accrued expenses and other current liabilities	$3,420,589	$1,042,309
Accrued interest payable	291,663	739,511
Total current liabilities	3,712,252	1,781,820
Long-term debt, net of unamortized debt issuance costs	23,592,615	23,532,015
Total liabilities	27,304,867	25,313,835

Members’ equity
Members’ equity	4,289,437	4,898,192
Total members’ equity	4,289,437	4,898,192
Total liabilities and members’ equity	$31,594,304	$30,212,027

See Accompanying Notes to the Financial Statements.

ENTSORGA WEST VIRGINIA LLC

(A LIMITED LIABILITY COMPANY)

STATEMENTS OF OPERATIONS AND MEMBER’S EQUITY (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues	$-	$-	$-	$-
Cost of revenues	-	-	-	-
Gross profit	-	-	-	-

Operating expenses:
General and administrative expenses	225,982	246,936	548,155	342,548
Impairment of assets	-	4,309,765	-	4,309,765
Recoveries from third party general contractor	-	(4,516,140)	-	(4,516,140)
Total operating expenses	225,982	40,561	548,155	136,173
Operating loss	(225,982)	(40,561)	(548,155)	(136,173)

Interest expense	20,200	20,200	60,600	60,600
Net loss	(246,182)	(60,761)	(608,755)	(196,773)

Members’ equity – beginning of period	4,535,619	5,129,491	4,898,192	5,265,503
Members’ equity – end of period	$4,289,437	$5,068,730	$4,289,437	$5,068,730

See Accompanying Notes to the Financial Statements.

ENTSORGA WEST VIRGINIA LLC

(A LIMITED LIABILITY COMPANY)

STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(608,755)	$(196,773)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of debt issuance costs	60,600	60,600
Impairment of construction in progress	-	4,309,765
Changes in operating assets and liabilities:
Prepaid assets	-	(17,500)
Accrued expenses and other current liabilities	2,378,280	506,946
Accrued interest payable	(447,848)	(295,804)
Net cash provided by operating activities	1,382,277	4,367,234

Cash flows from investing activities:
Increase in construction in process	(11,892,788)	(7,216,372)
Net cash used in investing activities	(11,892,788)	(7,216,372)

Cash flows from financing activities	-	-
Decrease in cash	(10,510,511)	(2,849,138)
Cash and cash equivalents, including restricted, at the beginning of the period	13,769,748	19,840,963
Cash and cash equivalents, including restricted, at the end of the period	$3,259,237	$16,991,825

Cash paid during the period:
Paid interest capitalized during construction	$1,774,825	$887,413
Income taxes	-	-

See Accompanying Notes to the Financial Statements.

ENTSORGA WEST VIRGINIA LLC

(A LIMITED LIABILITY COMPANY)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1. BASIS OF PRESENTATION

Basis of Presentation: The financial statements include the accounts of Entsorga West Virginia LLC, collectively referred to herein as “the Company.”

Description of Business: The Company was founded on July 9, 2010 as a Delaware Limited Lability Company. The Company is a joint venture between Apple Valley Waste Technologies, LLC, Entsorga S.p.A., Chemtex International, Inc., and BioHiTech Global, Inc. The Company and its operating facility are located in Martinsburg, WV, and is the first resource recovery facility in the United States that will utilize Entsorga Italia’s proprietary HEBioT mechanical biological treatment (“MBT”) system. By utilizing the HEBioT MBT system, the Company will recover bio-mass, plastics and other carbon based materials from the mixed municipal solid waste (MSW) stream and convert them into a safe alternative fuel source.  When collecting these sources of MSW, the Company will remove other valuable recyclable commodities such as metals and glass from the HEBioT receiving stream and put them into the local municipality recycling stream. The MSW received will be converted to a clean burning alternative fuel which will be used by large energy users as an alternative or supplement to fossil fuels. It is ideal for co-processing for the production of renewable energy use in coal/oil burning power plants or for the production of renewable energy.

As of September 30, 2018, the Company is still in the construction phase and thus has not yet commenced operations.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents: All highly liquid investments with maturities of three months or less at the date of purchase are classified as cash equivalents. Amounts included in cash equivalents on the accompanying balance sheet is a money market fund whose adjusted cost approximates fair value.

Restricted cash: As of September 30, 2018 and December 31, 2017, the Company has $3,003,586 and $9,251,120, respectively, in cash that is restricted as to its use, as it is held by a trustee in accordance with the bond agreement (Note 3). These amounts are held by the Company’s trustee in various bank accounts segregated for specific uses related to the construction of the resource recovery facility. Amounts required to meet current operations of the Company have been classified as current in the accompanying balance sheets.

Construction in process: Property, plant, and equipment are stated at cost and consist of solely construction in process relating to the construction of the Company’s resource recovery facility. The Company capitalizes all costs incurred to bring an asset to the condition and location necessary for its intended use. Included in the capitalized costs are construction, legal, leasehold improvements, and interest. Capitalized interest relates to the State of West Virginia Revenue Bonds (Note 3) and amounted to $1,331,119 and $443,706 for each of the nine months and each of the three months ended September 30, 2018 and 2017, respectively. Once placed into service, these costs will be depreciated over their estimated useful lives on a straight-line basis.

Debt Issuance Costs: Debt issuance costs represent costs incurred in conjunction with our debt financing activities and are capitalized and amortized over the life of the related financing arrangements.  These costs are recorded as an offset to the related debt instrument on the accompanying balance sheet. If the debt is retired early, the related unamortized deferred financing costs are written off in the period the debt is retired and are recorded in the statement of operations under the caption “Interest expense.” As of September 30, 2018 and December 31, 2017, gross debt issuance costs amounted to $1,616,131 and accumulated amortization amounted to $208,746 and $148,146, respectively. Amortization expense related to debt issuance costs are recorded as interest expense and amounted to $60,600 and $20,200 for each of the nine months ended September 30, 2018 and 2017 and for each of the three months ended September 30, 2018 and 2017, respectively. Amortization expense is expected to be approximately $80,800 for each of the years ended 2019 through 2035 and approximately $13,000 for the year ended 2036.

Income Taxes: Federal and state income taxes are not payable by or provided for the Company. The members of the Companies are taxed individually on their share of the earnings. Net income or loss is allocated to the members in accordance with provisions of the LLC operating agreement.

ENTSORGA WEST VIRGINIA LLC

(A LIMITED LIABILITY COMPANY)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounting Estimates: The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, actual results may differ from estimated accounts.

Concentration of Credit Risk: At various times throughout the year, the Company had cash and restricted cash in banks that exceeded the federally insured deposit amount. Management does not anticipate non-performance by the financial institutions.

Impairment of Long-Lived Assets: The Company monitors the carrying value of long-lived assets for potential impairment and tests the recoverability of such assets whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. If a change in circumstance occurs, the Company performs a test of recoverability by comparing the carrying value of the asset or asset group to its undiscounted expected future cash flows. If cash flows cannot be separately and independently identified for a single asset, the Company will determine whether impairment has occurred for the group of assets for which the Company can identify the projected cash flows. If the carrying values are in excess of undiscounted expected future cash flows, the Company measures any impairment by comparing the fair value of the asset or asset group to its carrying value. During the three months ended September 30, 2017, the Company impaired its construction in process for $4,309,765. This impairment was the result of a change in general contractor as well as significant construction delays and rework.

Recoveries from Third Party General Contractor: During the three months ended September 30, 2017, the Company received approximately $4,516,000 of proceeds from a former general contractor’s letter of credit in accordance with the construction contract due to material breaches of the contract.

Recent Accounting Pronouncements: In May 2014, the FASB issued ASU 2014-09, "Revenue from Contracts with Customers (Topic 606)." The new revenue recognition standard outlines a comprehensive model for companies to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. In August 2015, the FASB affirmed its proposal to defer the effective date of the standard to annual reporting periods (and interim reporting periods within those years) beginning after December 15, 2018. Entities are permitted to apply the new revenue standard early, but not before the original effective date of annual periods beginning after December 15, 2016. The standard shall be applied retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company is currently evaluating the new guidance to determine the impact it may have to its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases, which provides guidance relating to accounting for leases by lessors and lessees. The guidance will require, among other things, that lessees recognize a right-to-use asset and related lease liability for all significant financing and operating leases, and specifies where in the statement of cash flows the related lease payments are to be presented. The guidance is effective for years beginning after December 15, 2019 (calendar year 2020 for the Company), and early adoption is permitted. The Company is currently evaluating the new guidance to determine the impact it may have to its financial statements.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows”, regarding the presentation of restricted cash on the statement of cash flows. The standards update requires that the reconciliation of the beginning and end of period cash amounts shown in the statement of cash flows include restricted cash. When restricted cash is presented separately from cash and cash equivalents on the balance sheet, a reconciliation is required between the amounts presented on the statement of cash flows and the balance sheet. Also, the new guidance requires the disclosure of information about the nature of the restrictions. The standards update is effective retrospectively for fiscal years and interim periods beginning after December 15, 2017, with early adoption permitted. The Company has implemented ASU 2016-18, “Statement of Cash Flows” in the accompanying financial statements.

ENTSORGA WEST VIRGINIA LLC

(A LIMITED LIABILITY COMPANY)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Subsequent Event: Subsequent to September 30, 2018, BioHiTech Global, Inc. entered into an agreement with Entsorga USA, Inc. to acquire 2,676 common units of the Company and subsequently entered into an agreement with Apple Valley Waste Technologies, LLC and its parent company to form a new BioHiTech Global, Inc. consolidated subsidiary that will hold a total of 7,820 units of the Company.

Subsequent to September 30, 2018, the Company was issued an additional $8,000,000 in Super Senior Solid Waste Revenue Bonds from the West Virginia Economic Development Authority. The bonds bear interest at 8.75% per annum and have a maturity date of February 1, 2036. The bonds were issued at par and are payable first with semi-annual interest only payments through February 1, 2020, then annual payments of principal and semi-annual payments of interest through maturity. Further, the new issuances amended the 2016 issuances which included subordinating those issuances to the 2018 issuances and modifying the mandatory sinking fund schedule for the 2026 maturity of the 2016 bond issuances.

These financial statements have not been updated for subsequent events occurring after February 19, 2019, which is the date these financial statements were available to be issued.

NOTE 3. LONG-TERM DEBT

During the year ended December 31, 2016, the Company was issued $25,000,000 in Solid Waste Disposal Revenue Bonds from the West Virginia Economic Development Authority. The bonds were issued in two series with one for $7,535,000 bearing interest at 6.75% per annum with a maturity date of February 1, 2026 and the second for $17,465,000 bearing interest at 7.25% per annum with a maturity of February 1, 2036. Both bond series were issued at par. The $7,535,000 bond is payable first with semi-annual interest only payments through February 1, 2019, then annual payments of principal and semi-annual payments of interest through maturity. The $17,465,000 bond requires annual payments of principal and semi-annual payments of interest beginning February 1, 2027. The bonds are subject to mandatory sinking fund redemption requirements beginning in 2019 for the $7,535,000 bond and 2027 for the $17,465,000 bond. The bond agreement also includes optional redemption features for the holder of the bonds. The agreement also calls for various financial covenants which did not commence until June 30, 2018. The Company did have several financial and non-financial covenants which were not met and the Company obtained a waiver subsequent to September 30, 2018 for these breaches. The outstanding balance as of December 31, 2017 and September 30, 2018 is $25,000,000, which is presented net of $1,467,985 and $1,407,385 of unamortized debt issuance costs in the accompanying balance sheet.

Scheduled future maturities of long-term debt are as follows:

2018	$-
2019	740,000
2020	790,000
2021	845,000
2022	900,000
Thereafter	21,725,000

$25,000,000

ENTSORGA WEST VIRGINIA LLC

(A LIMITED LIABILITY COMPANY)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 4. MEMBERS’ EQUITY

The Company has a Limited Liability Agreement with its Members. Under the agreement, Members’ equity consists of one class of ownership, common units. As of September 30, 2018 and December 31, 2017, there were 9,999.97 common units outstanding out of 10,000 authorized. Allocation of profit and loss is to be allocated among the Members in accordance with their percentage ownership based on their capital account. Subject to the Company satisfying fund requirements and other significant conditions placed on it by the bonds, future distributions may be made to Members quarterly for their estimated taxes. Further distributions are subject to the discretion of the Board of Directors based on the pro rata share of the common units. Upon liquidation, proceeds are distributed first to the payment of the Company’s debts and obligations to its creditors (including members), second, to establishment and additions to reserves the Board of Directors deems necessary, and third, to the Members.

The Limited Liability Company Agreement provides for a put and call option under certain circumstances. These put and call options may not be exercised while the bonds are outstanding. The put option that grants the Members the right and option to sell to the Company, all, but not less than all of the units held such members. The Members may exercise the put options after the fifth anniversary of the date units with an aggregate purchase price of at least $6,000,000 have been issued, but prior to the tenth anniversary of the Plant Startup (as defined in the agreement). Additionally, the Limited Liability Company Agreement permits one Member the right and option to purchase the other two members units after March 1, 2017 but before April 30, 2022 subject to certain requirements. The put and call options were evaluated under the guidance enumerated in ASC 815 and determined that they did not meet the net settlement criteria for derivative classification and therefore, are not separately accounted for. During the year ended December 31, 2017, two Members sold approximately $1,034,000 worth of common units to a new Member for 17.23% ownership.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company has incurred construction related costs with a related party for construction related costs and management fees with another related party, as follows.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Construction related costs	$45,443	$1,425,124	$1,554,560	$1,604,627
Management advisory and other fees	-	30,000	24,000	54,000

NOTE 6. COMMITMENTS AND CONTINGENCIES

The Company has a ground lease and easement agreement with Berkley County for the property upon which the facility is being built. The term of the lease is 30 years with up to four separate renewal periods of five years each. The lease commenced on July 1, 2016 and requires quarterly payments in advance. Rent expense for the each three month and nine month periods ended September 30, 2018 and 2017 is approximately $30,900 and 92,700, respectively.

Future annual minimum lease payments under noncancelable operating leases subsequent to September 30, 2018 are expected to be as follows:

2018, remaining period	$19,375
2019	95,000
2020	109,000
2021	113,000
2022	113,000
Thereafter	3,095,500
$3,544,875

ENTSORGA WEST VIRGINIA LLC

(A LIMITED LIABILITY COMPANY)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 6. COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Company has a supplier agreement to sell the solid recovered fuel (SRF) which commences after the facility construction is completed.

Litigation: The Company may become subject to legal claims arising in the ordinary course of business or due to regulatory matters. It is management’s opinion that the resolution of known claims should not have a material adverse impact on the financial position of the Company. There can be no assurance, however, that unforeseen circumstances will not result in significant costs.

On February 7, 2018, Lemartec Corporation (“Lemartec”) filed a complaint against the Company in the United States District Court for the Northern District of West Virginia arising out of the construction of the Company’s resource recovery facility in Martinsburg, West Virginia alleging breach of contract and unjust enrichment.  The Company has filed its answer and counterclaims for damages against Lemartec and cross claims against Lemartec’s performance bond surety, Philadelphia Indemnity Insurance Company. Trial is expected to begin in August 2019.  The Company believes it will prevail on the merits of the case and therefore has not accrued any potential losses relating to this matter.